First Chester County Corporation

FOR IMMEDIATE RELEASE:

February 13, 2009

For more information contact:

John A. Featherman, III

Chairman and CEO of First Chester County Corporation

484-881-4100– direct

john.featherman@1nbank.com

First Chester County Corporation To Hold

Special Meeting of Shareholders

on March 18, 2009

WEST CHESTER_First Chester County Corporation (OTC: FCEC) (the “Corporation”), parent of First National Bank of Chester County will hold a Special Meeting of Shareholders at 9:00 A.M. on March 18th at Milestone Events, 600 E. Market Street, West Chester, PA 19382. All shareholders of record on the record date are invited to attend.

The primary purpose of the meeting is to obtain shareholder approval of certain amendments to the Corporation’s Articles of Incorporation and By-Laws so that the Corporation may participate in the U.S. Department of Treasury’s TARP Capital Purchase Program. If the proposals are approved by the Corporation’s shareholders, the Corporation would sell $25 million of preferred stock to the Treasury and issue warrants to the Treasury for additional shares of preferred stock under the voluntary Capital Purchase Program. The Corporation received preliminary approval from the Treasury to participate in the Program as previously announced.

“First National is well capitalized by all regulatory standards and has a long history of financial stability,” said John A. Featherman, III, Chairman of the Boards of the Corporation and the Bank. “By participating in the Capital Purchase Program, First National will have the opportunity to obtain additional capital to assist in the reinvigoration and stabilization of our economy.”

Shareholders of record at the close of business on February 11, 2009 (the record date) will receive a proxy statement and proxy card in connection with the Special Meeting of Shareholders. Shareholders are urged to read the proxy statement when it is available because it will contain important information about the matters to be voted upon, the Capital Purchase Program, as well as information about the beneficial ownership of common stock of the Corporation’s directors and executive officers. Investors will be able to obtain a free copy of the proxy statement on the SEC website (http://www.sec.gov) when it becomes available.

First National Bank of Chester County, a subsidiary of First Chester County Corporation, is the largest independent national bank headquartered in Chester County. First National has over 20 branch offices that provide quality financial services to individuals, businesses, government entities, non profit organizations, and community service groups throughout the Chester, Montgomery, and Delaware counties. Wealth Management and Trust Services are provided through First National Wealth Management, a division of First National Bank of Chester County. For more information, visit www.1nbank.com or call 1-877-FNB-0100.

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on current intentions and expectations. However, because such statements pertain to future events and circumstances, any of the statements could prove to be inaccurate. Therefore, there can be no assurance that the forward-looking statements contained in this release will prove to be accurate. Additional information that could cause future events to vary materially from the results anticipated may be found in the Corporation’s most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Furthermore, the Corporation disclaims any obligation or intent to update any such factors or forward-looking statements in light of future events and developments. First Chester County Corporation has 6,241,205 shares outstanding and is traded in the over-the-counter market under the symbol of “FCEC.” For more information, please contact the Bank’s Shareholder Relations Department at 484-881-4141 or visit the Bank’s interactive website at www.1nbank.com.